Exhibit 99.1

Tigo Energy Reports Second Quarter 2025
Financial Results

CAMPBELL, Calif. – July 29, 2025 – Tigo Energy, Inc. (NASDAQ: TYGO) (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy software solutions, today reported unaudited financial results for the second quarter ended June 30, 2025, financial guidance for the third quarter ending September 30, 2025 and increased financial guidance for a full year 2025 outlook.

Recent Financial and Operational Highlights

●	Revenue for the second quarter of 2025 of $24.1 million, up 89.4% compared to the second quarter of 2024.

●	Net loss for the second quarter of 2025 of $4.4 million, compared to a net loss of $11.3 million in the second quarter of 2024.

●	Adjusted EBITDA for the second quarter of 2025 of $1.1 million compared to an Adjusted EBITDA loss of $6.4 million in the second quarter of 2024.

●	Cash, cash equivalents, and marketable securities of $28.0 million at June 30, 2025, a sequential increase of $7.7 million from the first quarter of 2025.

●	During the second quarter of 2025, we shipped 646 thousand units, or 477 MW, of MLPE.

Management Commentary

“We are pleased to report a 27.7% sequential increase in quarterly revenues, our sixth in a row, which exceeded the high-end of our guidance,” said Zvi Alon, Chairman and CEO of Tigo. “This performance underscores our ability to gain market share in this challenging environment, driven by strong demand for our innovative MLPE products. Looking ahead, the existing backlog and bookings that are expected to ship in the third quarter currently exceeds our revenue results for the second quarter and we are actively working to restock inventories and ramp capacity in response to increased demand.”

“During the second quarter, we saw strong sequential growth in the EMEA region, which comprised 76% of our total revenue in the quarter, along with flat but stable results from the US, which comprised 17% of our total revenue in the quarter. We expect that our geographical and manufacturing diversification will continue to minimize our exposure to current tariff headwinds in the industry, while continuing to perform at a competitive level in the U.S. market.”

“During the second quarter, our cash balance grew by $7.7 million, and we outperformed our guidance range for the second quarter, culminating in a return to adjusted EBITDA profitability,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “Based on our current demand forecast, we are raising our 2025 financial outlook for full year revenue to be between $100 million and $105 million dollars.”

Second Quarter 2025 Financial Results

Results compare the 2025 fiscal second quarter ended June 30, 2025 to the 2024 fiscal second quarter ended June 30, 2024, unless otherwise indicated.

●	Revenues totaled $24.1 million, an 89.4% increase from $12.7 million. On a sequential quarter basis, revenues increased by 27.7% compared to the first quarter of 2025.

●	Gross profit totaled $10.8 million, or 44.7% of net revenue, compared to gross profit of $3.9 million, or 30.4% of net revenue.

●	Operating expenses totaled $12.3 million, flat compared to the prior year comparable period.

●	Net loss totaled $4.4 million, a 60.9% decrease compared to a net loss of $11.3 million.

●	Adjusted EBITDA totaled $1.1 million, compared to an adjusted EBITDA loss of $6.4 million.

Third Quarter 2025 Financial Guidance and Full Year 2025 Outlook

The Company provides guidance for the third quarter ending September 30, 2025 as follows:

●	Revenues are expected to be within the range of $29 million to $31 million.

●	Adjusted EBITDA is expected to be within the range of $2.0 million to $4.0 million.

●	GAAP operating profit at the high end of the Adjusted EBITDA guidance range.

For the full year 2025, the Company anticipates revenues to be between $100 million and $105 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, July 29, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay here and via the Investor Relations section of Tigo’s website.

Upcoming Investor Conference Attendance

Gateway Conference 2025

Date: September 3-4, 2025

Location: Four Seasons Hotel San Francisco, CA

H.C. Wainwright 27th Annual Global Investment Conference

Date: September 8-10, 2025

Location: Lotte New York Palace Hotel, NY

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and achieve and maintain profitability, our overall long-term growth prospects, expectations regarding a continued recovery in our industry, current and future inventory levels, inventory supply and its impact on our customer shipments, statements about our revenue, adjusted EBITDA and GAAP operating results for the third fiscal quarter 2025 and our revenue and adjusted EBITDA for the full fiscal year 2025, statements about our existing backlog and bookings, statements about our ability to restock inventories and increase our capacity in response to increased demand, statements about demand for our products, our competitive position, the impact of tariffs, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our capital requirements and our ability to meet our future liquidity requirements and continue as a going concern; our indebtedness and liabilities and our ability to pay amounts when due under our existing indebtedness; our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our failure to meet the continued listing requirements of Nasdaq which could result in a delisting of our securities; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions including the potential softening of the economy, seasonal trends and the cyclical nature of the solar industry, including any periods of prolonged downturn; whether we continue to grow our customer base and expand our market share; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives, including tax incentives, for solar energy solutions; trade tariffs and other trade barriers that could directly affect us, our customers and the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$10,212	$11,746
Marketable securities, short-term	17,804	8,156
Accounts receivable, net	10,395	7,976
Inventory	18,927	21,997
Prepaid expenses and other current assets	3,014	3,533
Total current assets	60,352	53,408
Property and equipment, net	2,537	2,812
Operating right of use assets	2,701	1,576
Intangible assets, net	1,787	1,922
Other assets	1,059	984
Goodwill	12,209	12,209
Total assets	$80,645	$72,911
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,226	$8,077
Accrued expenses and other current liabilities	6,823	7,361
Short-term debt, net of unamortized debt discount and issuance costs	44,981	—
Deferred revenue, current portion	724	525
Warranty liability, current portion	556	496
Operating lease liabilities, current portion	692	649
Total current liabilities	68,002	17,108
Warranty liability, net of current portion	7,571	5,302
Deferred revenue, net of current portion	898	644
Long-term debt, net of unamortized debt discount and issuance costs	—	40,511
Operating lease liabilities, net of current portion	2,210	961
Other long-term liabilities	272	—
Total liabilities	78,953	64,526
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	151,646	146,903
Accumulated deficit	(149,957)	(138,526)
Accumulated other comprehensive (loss) income	(3)	2
Total stockholders’ equity	1,692	8,385
Total liabilities and stockholders’ equity	$80,645	$72,911

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$24,055	$12,701	$42,894	$22,503
Cost of revenue	13,292	8,834	24,958	15,870
Gross profit	10,763	3,867	17,936	6,633

Operating expenses:
Research and development	2,267	2,704	4,431	5,175
Sales and marketing	4,412	4,055	8,328	8,658
General and administrative	5,588	5,511	10,658	10,291
Total operating expenses	12,267	12,270	23,417	24,124
Loss from operations	(1,504)	(8,403)	(5,481)	(17,491)
Other expenses (income), net:
Change in fair value of contingent shares liability	—	41	—	(155)
Interest expense	2,868	2,862	5,739	5,688
Other income, net	(100)	(1)	(243)	(213)
Total other expenses, net	2,768	2,902	5,496	5,320
Loss before income tax expense	(4,272)	(11,305)	(10,977)	(22,811)
Income tax expense	158	16	454	16
Net loss	$(4,430)	$(11,321)	$(11,431)	$(22,827)

Loss per common share
Basic	$(0.07)	$(0.19)	$(0.18)	$(0.38)
Diluted	$(0.07)	$(0.19)	$(0.18)	$(0.38)
Weighted-average common shares outstanding
Basic	62,290,411	60,363,680	61,977,574	59,874,991
Diluted	62,290,411	60,363,680	61,977,574	59,874,991

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating activities:
Net loss	$(11,431)	$(22,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	642	612
Provision to write down inventories to net realizable value	98	458
Change in fair value of contingent shares liability	—	(155)
Non-cash interest expense	4,470	4,470
Stock-based compensation	3,876	4,208
Change in allowance for credit losses	(125)	(1,434)
Non-cash lease expense	508	619
Accretion of interest on marketable securities	(253)	(163)
Loss on disposal of property and equipment	11	—
Changes in operating assets and liabilities:
Accounts receivable	(2,294)	1,379
Inventory	2,972	9,632
Prepaid expenses and other assets	444	687
Accounts payable	6,149	(8,392)
Accrued expenses and other liabilities	(538)	(1,648)
Deferred revenue	453	178
Warranty liability	2,329	145
Operating lease liabilities	(341)	(641)
Other long-term liabilities	272	—
Net cash provided by (used in) operating activities	$7,242	$(12,872)
Investing activities:
Purchase of marketable securities	(19,025)	—
Purchase of property and equipment	(243)	(418)
Sales and maturities of marketable securities	9,625	23,768
Net cash (used in) provided by investing activities	$(9,643)	$23,350
Financing activities:
Proceeds from exercise of stock options	97	260
Proceeds from at-the-market offering	773	—
Payment of tax withholdings on restricted stock awards	(3)	—
Net cash provided by financing activities	$867	$260
Net (decrease) increase in cash	(1,534)	10,738
Cash and cash equivalents at beginning of period	11,746	4,405
Cash and cash equivalents at end of period	$10,212	$15,143

Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss - (GAAP)	$(4,430)	$(11,321)	$(11,431)	$(22,827)
Adjustments:
Total other expenses, net	2,768	2,902	5,496	5,320
Income tax expense	158	16	454	16
Depreciation and amortization	285	302	642	612
Stock-based compensation	2,300	1,703	3,876	4,208
Adjusted EBITDA (loss) - (Non-GAAP)	$1,081	$(6,398)	$(963)	$(12,671)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.